CERTIFICATE OF FORMATION

OF

FIG ASSET CO. LLC

1. The name of the limited liability company is FIG Asset Co. LLC.

2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of FIG Asset Co. LLC on this 11th day of January, 2007.

By:	/s/ Deborah M. Reusch
Name: Deborah M. Reusch
Title: Authorized Person